      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 14, 2000
                                                      REGISTRATION NO.__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ------------------

                              IXL ENTERPRISES, INC.
                 (EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

                               ------------------

              DELAWARE                                 58-2234342
      (STATE OF INCORPORATION)              (IRS EMPLOYER IDENTIFICATION NO.)

                               ------------------

                                1900 EMERY STREET
                                ATLANTA, GA 30318
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                               ------------------

                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                               ------------------

                              U. BERTRAM ELLIS, JR.
                             CHIEF EXECUTIVE OFFICER
                              IXL ENTERPRISES, INC.
                               1900 EMERY ST., NW
                                ATLANTA, GA 30318
                                 (800) 573-5544
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ------------------

                                   COPIES TO:
                               JAMES S. ALTENBACH
                              GREENBERG TRAURIG LLP
                               ONE BUCKHEAD PLAZA
                         3060 PEACHTREE ROAD, SUITE 1100
                                ATLANTA, GA 30305
                                 (404) 261-8000

                               ------------------

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                               ------------------

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                          PROPOSED
                                                                           MAXIMUM       PROPOSED MAXIMUM      AMOUNT OF
                                                      AMOUNT TO BE     OFFERING PRICE       AGGREGATE        REGISTRATION
      TITLE OF SECURITIES TO BE REGISTERED           REGISTERED (1)       PER SHARE       OFFERING PRICE          FEE
-------------------------------------------------------------------------------------------------------------------------
  2000 Employee Stock Purchase Plan
  Common Stock, par value $.01 per share
  (options) (2).................................     1,500,000 shares    $   21.0625      $31,593,750.00      $8,340.75
-------------------------------------------------------------------------------------------------------------------------

--------------------
(1) This Registration Statement also relates to an indeterminate number of additional shares of common stock pursuant to the change in capitalization provisions of the above-referenced plans.

(2) For purposes of this computation, the Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the 1,500,000 shares of common stock authorized for issuance pursuant to the 2000 Employee Stock Purchase Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the common stock as reported on the Nasdaq National Market on June 9, 2000 because the price at which the options to be granted in the future may be exercised is not currently determinable.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

         (a) The Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2000;

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000, filed with the Securities and Exchange Commission on May 15, 2000;

         (c) The Registrant's Annual Report on Form 10-K for the year-ended December 31, 1999, filed with the Securities and Exchange Commission on February 15, 2000;

         (d) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A, file with the Securities and Exchange Commission on May 21, 1999, under Sections 12(g) of the Securities Exchange Act of 1934, as amended; and

         (e) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters with respect to the validity of the issuance of the shares of common stock offered hereby will be passed upon for the Registrant by Greenberg Traurig, LLP, Atlanta, Georgia. As of June 1, 2000, attorneys employed by Greenberg Traurig held 138,558 shares of common stock and options to purchase 11,449 shares of common stock. From September 1997 to December 17, 1997, Mr. James S. Altenbach, a shareholder of Greenberg Traurig, loaned $100,000 to the Registrant at an interest rate of 12% per annum. Mr. Altenbach currently serves as Secretary of the Registrant and many of its subsidiaries.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Certificate of Incorporation and Bylaws provide that officers and directors who are made a party to or are threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was an officer or a director of the Registrant or is or was serving at the request of the Registrant as a director or an officer of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than permitted prior thereto), against all expense, liability, and loss (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that the Registrant shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors. The right to indemnification includes the right to be paid by the Registrant for expenses incurred in defending any such proceeding in advance of its final disposition. Officers and directors are not entitled to indemnification if such persons did not meet the applicable standard of conduct set forth in the Delaware General Corporation Law for officers and directors.

         Section 145 of the Delaware General Corporation Law provides, among other things, that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Registrant) by reason of the fact that the person is or was a director, officer, agent or employee of the Registrant or is or was serving at the Registrant's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Registrant as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the Registrant, unless the court believes that in light of all the circumstances indemnification should apply.

         The indemnification provisions contained in the Registrant's Certificate of Incorporation and Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the Registrant maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.


ITEM 9. UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the

Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in Atlanta, Georgia, on June 12, 2000.

                                       iXL Enterprises, Inc.

                                       By: /s/ Mark Steele
                                          --------------------------------------
                                       Name:       Mark Steele
                                       Title:      Senior Vice President-Finance


                                POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints U. Bertram Ellis, Jr. and Mark Steele, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


                    SIGNATURE                                       TITLE                              DATE
                    ---------                                       -----                              ----

/s/ U. Bertram Ellis, Jr.                              Chief Executive Officer and Director        June 12, 2000
------------------------------------------------       (Principal Executive Officer)
                  U. BERTRAM ELLIS, JR.


/s/ Mark Steele                                        Senior Vice President - Finance             June 12, 2000
------------------------------------------------       (Principal Financial Officer)
                  MARK STEELE

/s/ Jeffrey T. Arnold
-----------------------------------------------        Director                                    June 12, 2000
                  JEFFREY T. ARNOLD

/s/ Frank K. Bynum, Jr.
-----------------------------------------------        Director                                    June 12, 2000
                  FRANK K. BYNUM, JR.

/s/ Jerome D. Colonna
-----------------------------------------------        Director                                    June 12, 2000
                  JEROME D. COLONNA

/s/ William C. Nussey
-----------------------------------------------        Director                                    June 12, 2000
                  WILLIAM C. NUSSEY


/s/ Thomas G. Rosencrants
-----------------------------------------------        Director                                    June 12, 2000
                  THOMAS G. ROSENCRANTS

/s/ Niraj Shah
-----------------------------------------------        Director                                    June 12, 2000
                  NIRAJ SHAH

/s/ Jeffrey C. Walker
-----------------------------------------------        Director                                    June 12, 2000
                  JEFFREY C. WALKER

/s/ Thomas R. Wall, IV
-----------------------------------------------        Director                                    June 12, 2000
                  THOMAS R. WALL, IV

/s/ Gary C. Wendt
-----------------------------------------------        Director                                    June 12, 2000
                  GARY C. WENDT

                                  EXHIBIT INDEX

3.1         Amended and Restated Certificate of Incorporation.*

3.2         Amended and Restated Bylaws.*

5.1         Opinion of Greenberg Traurig, LLP

10.1        iXL Enterprises, Inc. 2000 Employee Stock Purchase Plan.

23.1        Consent of PricewaterhouseCoopers LLP.

23.2        Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1).

24.1        Power of Attorney (included on signature pages hereto).

---------------------
* Incorporated by reference to iXL's Registration Statement on Form S-4 (No. 333-81731).